UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of Material Definitive Agreement.

On March 18, 2021, we provided notice to the group of conduit lenders, liquidity banks, and PNC Bank, National Association, as administrative agent, in connection with our $450 million accounts receivable securitization program (“Securitization”), expressing our intent to terminate the aggregate borrowing commitments under the facility effective as of March 31, 2021. The Securitization, pursuant to the terms of which we have $225 million of borrowings outstanding as of March 18, 2021, is scheduled to mature on April 26, 2021.  We plan to repay the borrowings outstanding pursuant to the Securitization on or before March 31, 2021 utilizing a portion of our cash and cash equivalents held on deposit.

We expect to finance all capital expenditures and acquisitions and pay dividends and potentially repurchase shares of our common stock utilizing our cash and cash equivalents held on deposit, net cash generated by operating activities and additional funds. Additional funds may be obtained through: (i) borrowings under our existing revolving credit facility, which has $997 million of availably borrowing capacity as of March 18, 2021, or through refinancing our existing senior credit agreement (consisting of a revolving credit facility and tranche A and tranche B term loan facilities); (ii) the issuance of other long-term debt, and/or; (iii) the issuance of equity.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2021 Annual Incentive Bonus Performance Goals

On March 17, 2021, the Compensation Committee of the Board of Directors of Universal Health Services, Inc. (the “Committee”) approved specific bonus formulae for the determination of annual incentive compensation for the Company’s executive officers pursuant to the Executive Incentive Plan (the “Plan”) for the year ending December 31, 2021. Under the formulae approved by the Committee, each of the Company’s executive officers was assigned a percentage of such executive officer’s 2021 base salary as a target bonus based upon corporate performance criteria. The corporate performance criteria target bonus award indicated below for Mr. Marc D. Miller is stipulated in his employment agreement dated December 23, 2020 and effective on January 1, 2021.

Mr. Alan B. Miller, who previously served as our Chief Executive Officer and Chairman of the Board of Directors, transitioned to the role of Executive Chairman of the Board effective January 1, 2021. As part of his compensation in connection with his role as Executive Chairman of the Board, Mr. Alan B. Miller may be entitled to bonuses and other compensation (including annual incentive bonuses) as may be determined by the Board of Directors.

The following table shows each executive officer’s corporate performance criteria target bonus as a percentage of their base salary for 2021. With respect to Messrs. Marc D. Miller and Steve G. Filton, 100% of their annual incentive bonus for 2021 will be determined using the corporate performance criteria, as described below. With respect to Messrs. Pember and Peterson, their 2021 annual incentive bonus will be determined utilizing: (i) 25% of their annual salary based upon the achievement of the corporate performance criteria, and; (ii) 75% of their annual salary based upon the achievement of the divisional income targets, as described below.

Name	Title	Target Award
Marc D. Miller	Chief Executive Officer and President	100%
Steve G. Filton	Executive Vice President and Chief Financial Officer	50%
Marvin G. Pember	Executive Vice President and President-Acute Care Division	50%
Matthew J. Peterson	Executive Vice President and President-Behavioral Health Division	50%

Pursuant to the Plan and the formulae approved by the Committee, each executive officer will be entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on the Company’s achievement of a combination of: (i) a specified range of target levels of adjusted net income per diluted share attributable to UHS (as set forth in our Proxy Statement), and; (ii) a specified range of target levels of return on capital (adjusted net income attributable to UHS divided by quarterly average net capital) for the year ending December 31, 2021. The adjusted net income per diluted share attributable to UHS generally excludes, among other things, the impact of items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, the impact of gains/losses on sales of assets and businesses, reserves for legal settlements and judgments, impairments of long-lived and intangible assets, the impact of unrealized gains/losses resulting from changes in the market value of shares of certain marketable securities held for investment and classified as available for sale, the impact on our provision for income taxes and net income attributable to UHS resulting from the adoption of ASU 2016-09, “Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, and other material amounts that may be reflected in our financial statements that relate to prior years.

The divisional income targets consist of the projected aggregate pre-tax income for our Acute Care and Behavioral Health Services segments, net of deductions for the allocation of corporate overhead expenses and a charge for the estimated cost of capital. The divisional income targets generally exclude, among other things, the impact of amounts that may be nonrecurring or non-operational in nature or amounts that may be reflected in the current year financial statements that relate to prior years. The divisional income targets may be adjusted to include the impact of acquisitions or divestitures made during the year, if material.

To the extent that the actual divisional results exceeded the targets, Messrs. Pember and Peterson are entitled to 75% of the following (as applied to their annual base salary) as the portion of their annual bonus that is based upon divisional income targets: (i) 25% if actual results meet divisional income targets; (ii) 50% if actual results exceed divisional income targets by the greater of 5% or $10 million; (iii) 75% if actual results exceed divisional income targets by the greater of 10% or $20 million, and; (iv) 100% if actual results exceed divisional income targets by the greater of 15% or $30 million.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: March 19, 2021